EXHIBIT A

                       THE DREYFUS/LAUREL FUNDS, INC.



     Dreyfus Disciplined Smallcap Fund
     Dreyfus Tax-Efficient Growth Fund




Name of Series                         Reapproval Date    Reapproval Day

Dreyfus Disciplined Stock Fund           April 4, 1999      April 4th
Dreyfus Premier Midcap Stock Fund        April 4, 1999      April 4th
Dreyfus BASIC S&P 500 Stock Index Fund April 4, 1999 April 4th Dreyfus Premier Large Company Stock Fund April 4, 1999 April 4th
Dreyfus Bond Market Index Fund           April 4, 1999      April 4th
Dreyfus Money Market Reserves            April 4, 1999      April 4th
Dreyfus U.S. Treasury Reserves           April 4, 1999      April 4th
Dreyfus Municipal Reserves               April 4, 1999      April 4th
Dreyfus Institutional Prime Money Market
Fund                                     April 4, 1999      April 4th
Dreyfus Institutional Government Money
Market Fund                              April 4, 1999      April 4th
Dreyfus Institutional U. S. Treasury
Money Market Fund                        April 4, 1999      April 4th
Dreyfus Premier Balanced Fund            April 4, 1999      April 4th
Dreyfus Premier Small Company Stock Fund April 4, 1999 April 4th Dreyfus Premier Limited Term Income Fund April 4, 1999 April 4th Dreyfus Disciplined Intermediate Bond
Fund                                     April 4, 1999      April 4th
Dreyfus Premier Tax Managed Growth Fund  April 4, 1999      April 4th
Dreyfus Premier Small Cap Value Fund     April 4, 1999      April 4th
Dreyfus Disciplined Smallcap Stock Fund  April 4, 2000      April 4th
Dreyfus Tax-Smart Growth Fund            April 4, 2000      April 4th


Revised:  July 30, 1998